EXHIBIT 99.1

Nanophase Reports Record Third Quarter Revenue and Profit

—Nanophase Reports Q3 Revenue Record at $16.9 Million with Solésence Revenue up 171% YOY

—Record $3 Million in Q3 Profit

ROMEOVILLE, Ill., Oct. 30, 2024 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in mineral-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced record financial results for the third quarter ended September 30, 2024.

Jess Jankowski, President and Chief Executive Officer, commented: “We are pleased to have closed out another successful quarter as 2024 continues to be the breakout year that we had expected. In the third quarter, alongside record top-line revenue we also achieved record gross profit, record operating income, and record net income.”

Kevin Cureton, Chief Operating Officer, commented: “We continue to see the impact of our improvements, along with continuing dynamic growth of the Solésence business, as our nine-month revenue for 2024 has already exceeded our full-year 2023 revenue by $2.5 million. In the third quarter, we expanded our capabilities and implemented additional automation while manufacturing and shipping a record number of units of finished goods to support record-breaking revenue growth and profitability.”

Third Quarter Financial Highlights

  Revenue for the third quarter was a record $16.9 million, vs. $8 million for the same period in 2023, a 112% increase.
    Solésence revenue was $13.6 million, vs. $5 million for the same period in 2023, a 171% increase.
  Gross profit for the third quarter was a record $6.1 million, vs $1.5 million for the same period in 2023, a 299% increase.
    As a percentage of sales, gross profit was 36%, vs. 19% for the same period in 2023.
  Net income for the third quarter was a record $3 million, vs. a net loss of $1.4 million for the same period in 2023.
    Net income as a percentage of sales was 18% for the period.

Nine-Month Financial Highlights

  Revenue for the nine months ended September 30 was a record $39.8 million, a 36% increase over the same period in 2023.
    Nine-month revenue for 2024 exceeded full-year 2023 revenue by $2.5 million.
  Gross profit for the nine months ended September 30 was $13.4 million, an 83% increase over the same period in 2023.
  Net income for the nine months ended September 30 was $4.8 million, a $7.1 million swing from the $2.3 million loss in the same period in 2023.

Operational Highlights

Record Q3 production

  Solésence manufactured and shipped a record number of units of finished goods, both on a monthly and on a quarterly basis, throughout Q3.

Automation implementation

  We added additional automation across two key processes to expand production capacity and improve labor efficiency.

Clean room expansion

  We added 3 new ISO 6 clean rooms for the filling and assembly of products. This brings our total to 8 clean rooms, adding capacity to enable new opportunities both domestically and on a global basis.

“Our results are a testament to the hard work of our entire team, as well as the ongoing partnership with the brands we work with, and support from our suppliers, investors, and other critical stakeholders. Our strategy is bearing fruit, and we are all optimistic about our future. We look forward to sharing more during our call tomorrow,” concluded Jankowski.

Conference Call

Nanophase will host its Third Quarter Conference Call on Thursday, October 31, 2024, at 1:00 p.m. CDT, 2:00 p.m. EDT, to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, the Company’s President & CEO, joined by Kevin Cureton, the Company’s Chief Operating Officer.

Participant Registration:

https://register.vevent.com/register/BI47b1370207234aaf827679d05baa2c17

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call has begun. If you forget your PIN prior to the conference call, you can simply re-register.

Listen-Only Webcast & Replay:

https://edge.media-server.com/mmc/p/hmq3nfn9

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News, and the links in this conference call announcement release. Please connect to the conference at least five minutes before the call is scheduled to begin.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies

Nanophase Technologies Corporation (OTCQB: NANX), www.nanophase.com, is a leading innovator in mineral-based and scientifically driven healthcare solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science

Solésence, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 28, 2024. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Investor Relations Contact:

Phone: (630) 771-6736

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)
	(in thousands except share and per share data)

	September 30,	December 31,
	2024	2023
ASSETS	(Unaudited)

Current assets:
Cash	$2,925	$1,722
Trade accounts receivable, less allowance for doubtful accounts of $446
for September 30, 2024 and $225 for December 31, 2023	8,732	3,467
Inventories, net	15,043	10,031
Prepaid expenses and other current assets	3,061	1,082
Total current assets	29,761	16,302

Equipment and leasehold improvements, net	10,230	8,668
Operating leases, right of use	8,054	7,907
Other assets, net	2	4
	$48,047	$32,881

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Lines of credit - accounts receivable, related party	-	2,810
Current portion of long term debt - inventory, related party	5,200	-
Current portion of long term debt, related party	1,000	-
Current portion of long term debt, related party	-	2,000
Current portion of operating lease obligations	1,091	1,297
Accounts payable	6,562	6,260
Current portion of deferred revenue	6,228	2,353
Accrued expenses	3,207	869
Total current liabilities	23,288	15,589

Long-term portion of operating lease obligations	9,346	9,152
Long-term debt - inventory, related party	-	5,000
Long-term debt, related party	-	1,000
Asset retirement obligation	244	238
Total long-term liabilities	9,590	15,390

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 95,000,000 and 60,000,000 shares authorized;
69,949,646 and 49,627,254 shares issued and outstanding on September 30, 2024
and December 31, 2023, respectively	699	496
Additional paid-in capital	114,339	106,069
Accumulated deficit	(99,869)	(104,663)
Total stockholders' equity	15,169	1,902
Total liabilities and shareholders' equity	$48,047	$32,881

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$16,785	$7,746	$39,479	$28,925
Other revenue	81	212	301	361
Net revenue	16,866	7,958	39,780	29,286

Cost of revenue	10,764	6,428	26,358	21,932
Gross profit	6,102	1,530	13,422	7,354

Operating expense:
Research and development expense	970	1,057	2,746	3,052
Selling, general and administrative expense	1,934	1,695	5,321	5,951
Income from operations	3,198	(1,222)	5,355	(1,649)
Interest income	-	-	-	-
Interest expense	153	214	562	613
Other income, net	-	-	-	-
Income before provision for income taxes	3,045	(1,436)	4,793	(2,262)
Provision for income taxes	-	-	-	-
Net income (loss)	$3,045	$(1,436)	$4,793	$(2,262)

Net income (loss) per share-basic	$0.04	$(0.03)	$0.08	$(0.05)

Weighted average number of common shares outstanding - basic	69,873,394	49,598,591	59,778,119	49,532,395

Net income (loss) per share-diluted	$0.04	$(0.03)	$0.08	$(0.05)

Weighted average number of common shares outstanding - diluted	71,935,394	49,598,581	61,725,119	49,532,395

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$16,785	$7,746	$39,479	$28,925
Other revenue	81	212	301	361
Net revenue	16,866	7,958	39,780	29,286

Cost of revenue detail:
Depreciation	219	159	663	481
Non-Cash equity compensation	26	27	80	85
Other costs of revenue	10,519	6,242	25,615	21,366
Cost of revenue	10,764	6,428	26,358	21,932
Gross profit	6,102	1,530	13,422	7,354

Operating expense:
Research and development expense detail:
Depreciation	6	7	17	21
Non-Cash equity compensation	34	47	99	136
Other research and development expense	930	1,003	2,630	2,895
Research and development expense	970	1,057	2,746	3,052

Selling, general and administrative expense detail:
Depreciation and amortization	6	8	20	22
Non-Cash equity compensation	100	136	298	374
Other selling, general and administrative expense	1,828	1,551	5,003	5,555
Selling, general and administrative expense	1,934	1,695	5,321	5,951
Income from operations	3,198	(1,222)	5,355	(1,649)
Interest expense	153	214	562	613
Other income, net	-	-	-	-
Income before provision for income taxes	3,045	(1,436)	4,793	(2,262)
Provision for income taxes	-	-	-	-
Net income (loss)	$3,045	$(1,436)	$4,793	$(2,262)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	153	214	562	613
Addback Depreciation/Amortization	231	174	700	524
Addback Non-Cash Equity Compensation	160	210	477	595
Subtract Non-Cash Other Income	-	-	-	-

Adjusted EBITDA	$3,589	$(838)	$6,532	$(530)